UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

MSCI Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center,	250 Greenwich Street, 49th Floor,	New York,	New York	10007
(Address of Principal Executive Offices) (Zip Code)
(212) 804-3900
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2024, MSCI Inc. (the “Registrant”) released financial information with respect to its third quarter ended September 30, 2024. A copy of the press release containing this information is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”).

The Registrant’s press release contains certain non-GAAP financial measures. Definitions of each non-GAAP financial measure, additional information about why management believes such non-GAAP measures are meaningful and reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are also contained in Exhibit 99.1.

The information furnished under Item 2.02 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 - Other Events

On October 28, 2024, the Board of Directors of MSCI Inc. (the “Company”), authorized a new share repurchase program for the repurchase of shares of the Company’s common stock with an aggregate value of up to $1.5 billion. This new program replaces and incorporates the remaining authorization under the Company’s previous share repurchase program, authorized on July 28, 2022. As of October 28, 2024, when aggregated with the remaining amount under the prior program, the Company is authorized to repurchase shares of its common stock with an aggregate value of up to approximately $1,905.4 million.

The timing, price and volume of repurchases will depend on market conditions, available capital resources, applicable securities laws and other factors. Repurchases may be made from time to time through one or more open market transactions or privately negotiated transactions, including, but not limited to, accelerated share repurchase transactions, trading plans or derivative transactions.

Since the Company’s first stock repurchase program announced in December 2012, the Company has repurchased a total of 50.3 million shares of its common stock at an average price of $124.05 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant, dated October 29, 2024, containing financial information for the third quarter ended September 30, 2024.
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: October 29, 2024	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer